UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 1, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On October 1, 2012, SBA Communications Corporation (“SBA”), through its wholly-owned subsidiary SBA 2012 Acquisition, LLC, completed its previously announced acquisition of TowerCo II Holdings LLC, which owns 3,256 tower sites in 47 states across the U.S. and Puerto Rico. As consideration for the acquisition, SBA paid $1.2 billion in cash and issued 4.6 million shares of its Class A common stock.

SBA used the proceeds from the issuance of the 5.625% Senior Notes due 2019 (the “5.625% Notes”), borrowings under the $300.0 million of senior secured term loans (“2012-2 Term Loan”) and cash on hand to pay the cash consideration in the TowerCo acquisition.

SBA and certain of its affiliates have previously entered into commercial financial arrangements with each of the initial purchasers of the 5.625% Notes and the lenders under the 2012-2 Term Loan and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to SBA and its affiliates. Specifically, (1) JPMorgan Chase Bank, N.A. (“JPMorgan”), Barclays Capital, Citibank, N.A., Deutsche Bank Trust Company Americas, Wells Fargo Bank, N.A., The Royal Bank of Scotland plc and Toronto Dominion (New York) LLC serve as lenders under SBA’s Revolving Credit Facility, 2011 Term Loan and 2012-1 Term Loan, (2) JPMorgan and Barclays Bank PLC served as lenders under SBA’s Mobilitie Bridge Loan, (3) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC acted as underwriters in connection with SBA’s issuance of Class A common stock in March 2012, (4) J.P. Morgan Securities LLC and Barclays Capital acted as SBA’s financial advisors in connection with the Mobilitie acquisition, (5) J.P. Morgan Securities LLC, Barclays Capital and Citigroup Global Markets Inc. acted as SBA’s financial adviser in connection with the TowerCo acquisition, (6) each of the initial purchasers acted as underwriters in connection with the issuance by SBA Telecommunications, Inc., a subsidiary of SBA, of the 5.75% Senior Notes due 2020 in July 2012, (7) J.P. Morgan Securities LLC, Barclays Bank PLC and Citigroup Global Markets Inc. have provided financing commitments in connection with the TowerCo acquisition and (8) each of the initial purchasers acted as underwriters in connection with the issuance by SBA Tower Trust of the Secured Tower Revenue Securities Series 2012-1.

A copy of the Agreement and Plan of Merger relating to the TowerCo acquisition was previously filed as an exhibit to the Company’s Form 8-K filed on June 28, 2012.

Reference is made to Item 1.01 of the Form 8-K filed on June 28, 2012 which is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information. The financial information required by this Item 9.01(b) has not been included with the filing and will be filed by amendment no later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by SBA Communications Corporation on October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh Senior Vice President and Chief Financial Officer

Date: October 1, 2012